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                                                                   Exhibit 10.42

                            STOCK PURCHASE AGREEMENT



                 This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of May 28, 1996 by and among Reddi Brake Supply Corporation, a Nevada corporation ("Purchaser"), and Allen J. Sheerin ("Sheerin") and Bryan Morford ("Morford," and together with Sheerin, "Sellers").

                 A. Sheerin owns 75 shares of common stock of Express Undercar Parts Warehouse, Inc., Nevada (the "Company"), and Morford owns 25 shares of common stock of the Company. Together, the Sellers own 100% of the issued and outstanding shares of stock of the Company. All of the stock of the Company is referred to as the "Shares."

                 B. Sellers wish to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares, all on the terms and conditions of this Agreement.


                 THEREFORE, the parties agree as follows:

                 1. PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Sellers shall sell, transfer, convey and deliver to Purchaser the Shares, and Purchaser shall purchase the Shares, free and clear of all claims, liens, charges, encumbrances, restrictions on transfer, options and security interests.

                 2.       PURCHASE PRICE.

                          2.1     PURCHASE PRICE.  The purchase price (the
"Purchase Price") for the Shares shall be an amount (payable in Purchaser's stock as provided in Section 2.2 below) equal to 1.3 times the "Net Asset Value" of the Company, as of the close of business on April 30, 1996 (the "Valuation Date"). The Net Asset Value on such date and the Purchase Price have been determined as follows:

Assets of the Company at April 30, 1996                           Value
---------------------------------------                       ------------
Inventory and Miscellaneous Assets                            $  1,395,720
Accounts Receivable                                                155,299
                                                              ------------
        Total Fixed Assets                                    $  1,551,019

Accounts Payable & Miscellaneous Liabilities                      (429,459)
Bank Loans                                                        (250,000)
                                                              ------------
        Net Asset Value                                       $    871,560

Estimated Purchase Price at 130%                              $  1,133,028

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The Purchase Price shall be allocated among Sheerin and Morford in accordance with written instructions provided to the Purchaser on behalf of the Sellers.

                                  2.1.1  GOOD FAITH DEPOSIT.  Purchaser has
previously delivered to Sellers a good faith cash deposit of $75,000 (the "Deposit") pursuant to the letter of intent between the parties hereto dated April 23, 1996 (the "Letter"). At the Closing (as defined in Section 3 below), the Deposit shall be returned to Purchaser. Notwithstanding the foregoing, if this Agreement is terminated prior to Closing, the Deposit shall be refunded to Purchaser.

                          2.2     MANNER OF PAYMENT.  The Purchase Price shall
be paid to Sellers at the Closing, as follows:

                          The Purchase Price shall be paid in shares of
Purchaser's Common Stock determined by dividing the Purchase Price by $1.63, the deemed value of a share of Common Stock. Such deemed value is the average between the closing offer and bid prices of the Purchaser's common stock in the over the counter market on April 16, 1996, the date on which the Purchaser's Board of Directors approved this transaction, discounted by 10%.

                 3. CLOSING. The closing (the "Closing") of the transactions described herein shall take place at 2:00 p.m. on June 3, 1996, or such later date as the parties may agree to (the "Closing Date") at the offices of Alschuler, Grossman & Pines, 2049 Century Park East, Suite 3900, Los Angeles, California 90067. If the Closing does not occur by June 5, 1996, the Deposit shall be refunded to Purchaser immediately, and this Agreement shall be terminated, with neither party having any obligation or liability to the other. Notwithstanding the actual date of Closing (if the Closing occurs), the Closing shall be deemed to have occurred as of the close of business on the Valuation Date so that the Shares shall be deemed to be beneficially owned by Purchaser as of that time with all income received by the Company and all payments made and obligations and liabilities incurred by the Company after such time remaining the income, expenses, obligations and liabilities of the Company on and after the Closing Date.

                 4. INDIVIDUAL REPRESENTATIONS AND WARRANTIES. Sheerin and Morford, each separately and individually as to his own Shares of the Company, represents and warrants to Purchaser that:

                          4.1     TITLE TO SHARES.  Sheerin is the sole owner
of 75 Shares, and Morford is the sole owner of 25 Shares, each having good and marketable title to his Shares and owning his Shares beneficially and of record, free and clear of all liens, claims, security interests or agreements, shareholder or buy-sell





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agreements, proxies, voting trust agreements, encumbrances, options, charges and restrictions (collectively, "Encumbrances"). Each has the full right, power and authority to sell, convey, transfer and deliver his Shares, without obtaining the approval or consent of any other person; except for the consent of Sheerin's spouse and Morford's spouse in form reasonably satisfactory to Purchaser, which shall be obtained prior to the Closing Date. Together, Sheerin and Morford own beneficially and of record all of the issued and outstanding capital stock of the Company.

                          4.2     BINDING AGREEMENT.  Sheerin and Morford each
have full right, power and authority to enter into and perform their respective obligations under this Agreement. This Agreement and all other agreements, documents and instruments to be executed by Sellers in connection herewith have been (or upon execution will have been) duly executed and delivered by each Seller and constitute (or upon execution will constitute) legal, valid and binding obligations of each Seller, enforceable in accordance with their respective terms.

                          4.3     NO CONFLICTS.  The execution and delivery of
this Agreement, the sale of the Shares, the compliance by Sheerin and Morford with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement (a) will not conflict with or result in a breach or violation of the Company's Articles of Incorporation or Bylaws, or to Sellers' actual knowledge, any federal, state or local law, statute, code, rule, regulation or ordinance (collectively, "Laws"), or any judgment, order, writ, decree of any court, tribunal or other governmental body or instrumentality, or any of the terms or provisions of, or constitute a default under, or require notice, approval, or consent under, any bond or other agreement, document or instrument to which either Sheerin, Morford, or Company is a party, or by which any of the Company's properties is subject or bound, or
(b) results in the creation of any Encumbrance upon any of the Shares or any "Lien" (as defined in Paragraph 5.8 below) on the assets or properties of the Company.

                          4.4     ENTIRETY OF INTEREST.  75 Shares represent
Sheerin's and 25 Shares represent Morford's complete legal, equitable and beneficial interest in Company.

                          4.5     COMPLIANCE WITH SECURITIES LAWS.  Each Seller
represents and warrants to Purchaser that (a) he understands that the shares of Purchaser's Common Stock issuable to him under Paragraph 2.2 hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and are being issued and sold in reliance upon exemptions afforded thereunder for transactions not involving any public offering; (b) each such Seller is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act; (c) each such Seller is a





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bona fide resident and domiciliary of the State of Nevada; (d) the shares of
Purchaser's Common Stock to be acquired by such Seller hereunder are being acquired for such Seller's own account for investment and without any view toward or for sale in connection with any distribution thereof to any other person; (e) such Seller will neither sell nor otherwise dispose of the Purchaser's Common Stock being issued to him hereunder except in compliance with the registration requirements or exemptive provisions of the Securities Act and the rules and regulations thereunder, and under any applicable state securities laws; (f) such Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Purchaser's Common Stock; (g) such Seller has consulted with counsel, to the extent he deemed necessary, as to all matters covered by this Agreement; (h) such Seller has, to his full satisfaction, made such investigation into the business, financial condition and operations of Purchaser as he deemed necessary; (i) such Seller has not relied upon the Purchaser for any explanation of the application of the various federal or state securities laws with regard to the acquisition of the Purchaser's Common Stock; (j) such Seller acknowledges that Purchaser has made no representations or warranties with respect to the Purchaser's Common Stock other than those expressly set forth herein; and (k) such Seller agrees that the Purchaser may endorse on each certificate representing shares of Purchaser's Common Stock being delivered to such Seller hereunder a restrictive legend consistent with the information set forth in this paragraph. Sellers acknowledge that Sellers are receiving certain registration rights as to the shares of Purchaser's Common Stock pursuant to a Registration Rights Agreement as set forth in Paragraph 8.3 herein.

                 5. JOINT REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, hereby represent and warrant to Purchaser that:

                          5.1     ORGANIZATION, GOOD STANDING AND
QUALIFICATION. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to own its properties and assets and to conduct its business as it is now being conducted; and is entitled to own, lease or operate the properties and assets it now owns, leases or operates. Seller has delivered to Purchaser
(a) a true and correct copy of the Company's Articles of Incorporation, with copies of amendments, if any, all certified by the Secretary of State of Nevada; (b) the Bylaws and all minutes and resolutions of any meeting, or written consent or action in lieu thereof, of the Company's shareholders or Board of Directors (or any committee thereof); (c) all permits, orders and consents issued by the State of Nevada relating to the Company, and all applications for such permits, orders and consents; and (d) the stock transfer book of the Company (collectively, the "Corporate Documents").





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                          5.2     CAPITAL STOCK.  The Company has an authorized
capitalization solely consisting of 2500 shares of common stock, of which 100 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Company is authorized or outstanding.
There are (and at the Closing will be) no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, preemptive rights, commitments, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or of any options, warrants or other securities of the Company.

                          5.3     SUBSIDIARIES.  The Company has no
subsidiaries and does not own, directly or indirectly, any interest in any corporation, partnership, business, joint venture, partnership, trust or investment (whether debt or equity) or other entity.

                          5.4     FINANCIAL STATEMENTS.  Sellers have delivered
to Purchaser balance sheets of the Company as of April 30, 1996, and the related statements of earnings and retained earnings for the periods ended April 30, 1996, and changes in financial position as of April 30, 1996, all of which Purchaser acknowledges receiving. Each of the foregoing financial statements was prepared in the Company's ordinary course of business, is the sole financial statement that was prepared for the time period covered and is the financial statement used by the Company in the conduct of its business. Each of the foregoing financial statements was prepared in accordance with the books and records of the Company applied consistently during the periods covered thereby, and presents fairly the Company's financial condition at the dates of said statements and the Company's results of operations for the period covered thereby. (Each of the foregoing financial statements, as well as any financial statements for subsequent periods prior to the Closing, is referred to, in the singular, as a "Financial Statement", and, in the plural, as the "Financial Statements.")

                          5.5     LIABILITIES.  The Company has no material
liabilities, obligations and debts of any nature, whether accrued, absolute, contingent or otherwise (collectively, the "Liabilities"), except as set forth on the face of the Balance Sheet dated as of April 30, 1996, or as otherwise set forth in any Schedule attached to this Agreement. Any material liabilities incurred since that date have been incurred in the ordinary course of the Company's business as previously conducted. Neither Seller has any actual knowledge of any basis for an assertion against the Company of any other Liability other than those set forth in any Schedule referenced in this Paragraph 5.





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                          5.6     NO ADVERSE CHANGE.  Since April 30, 1996, the
Company has operated its business in the ordinary course as previously conducted, and there has not been, and there is not threatened, (a) any change in the Company's business or other occurrence that would be materially adverse to the Company's properties, assets business, or financial condition, or (b) any event or occurrence that, if taken during the time period between the date hereof and the Closing, would have constituted a material violation of Paragraph 7.3, 7.4, 7.6, 7.7, 7.8 or 7.10.

                          5.7     TAXES.  Sellers have delivered to the
Purchaser true, correct and complete federal, foreign, state and local tax returns and reports filed by the Company through the date of this Agreement. Neither the Company nor the Sellers have knowledge that the Company has failed to properly file all federal, foreign, state, local and other tax returns and reports which are required to be filed by it, or that it has failed to pay all taxes owing as indicated on the Sellers' Financial Statements to be due and owing by it, except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the Balance Sheet referred to in Paragraph 5.5 above. Sellers have no knowledge that the federal income tax returns of the Company have been examined by the Internal Revenue Service since the Company's inception or that any extension of time for the assessment of deficiencies for any year is in effect. To the knowledge of each of the Sellers, neither the Internal Revenue Service nor any other taxing authority is now asserting or threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

                          5.8     REAL PROPERTY.  The Company does not own any
real property. Attached as Schedule 5.8 is a complete list of all real property leases (collectively, the "Leases") to which the Company is a party. Except as described on Schedule 5.8, (a) no event has occurred that constitutes, or that with the giving of notice or passage of time, or both, would constitute a material default by the Company or any other party under any of the Leases, (b) the Leases constitute all of the real property that is used or held for use by the Company in connection with its business, (c) the Company's interest in each of the Leases is free and clear of any liens, charges, claims, security interests or other encumbrances (collectively, "Liens") created by, through or under the Company or any person or entity controlling, controlled by or under common control with the Company (collectively, "Affiliates"), (d) there are no parties in possession of any portion of the properties (the "Leased Lands") subject to the Leases as sublessees, subtenants or otherwise, (e) neither the Company nor the Sellers have knowledge of any pending or threatened condemnation, eminent domain or similar proceeding affecting the properties subject to the Leases or that the Leased Lands are not in compliance with all Laws applicable thereto, and (f) neither of Sellers, nor any officer, director,





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shareholder, employee, relative or Affiliate of either Seller or the Company, owns, directly or indirectly, in whole or in part, any interest in the Leased Lands. The Sellers have delivered to the Purchaser true, correct and complete copies of each of said Leases, together with any amendments thereto. Also listed in Schedule 5.8 is the amount of the security deposits, if any, and advance rentals paid, if any.

                          5.9     CONTRACTS, LEASES AND COMMITMENTS.  Sellers
have caused the Company to furnish to Purchaser true and complete copies of all contracts, leases, agreements, licenses and commitments to which the Company is a party or by which any of its assets or properties are bound or are subject and which are material to the operation of the Company's business or any of its stores, all of which are listed in Schedule 5.9 hereto, including summaries of the terms of any unwritten commitments (collectively, the "Contracts"). Except as set forth in Schedule 5.9, the Contracts are valid and enforceable, in full force and effect and there exists no event or condition which does, or that with the giving of notice or the passage of time, or both, would, constitute a material default under or give rise to a right to accelerate or terminate any provision thereof, or give rise to any Lien or restriction on any of the assets or properties of the Company. The Company has not assigned or otherwise transferred any interest in or any of its rights or benefits accruing from any of the Contracts.

                          5.10    CUSTOMERS AND SUPPLIERS.  Except as disclosed
in Schedule 5.10 hereto, during the Company's fiscal year ended June 30, 1995 and the ten-month period ended April 30, 1996, (a) not more than 10% of the Company's revenues were attributable to any single customer or (to the knowledge of Sellers) to any group of affiliated customers, and (b) not more than 10% of the Company's inventory was attributable to any single supplier or (to the knowledge of Sellers) to any group of affiliated suppliers. The Company is engaged in no material disputes with any customers, suppliers, airlines or other entities with which the Company does business. Sellers have no actual knowledge that any customer, supplier, or other entity with which the Company does business is considering termination, non-renewal, or any adverse modification of its arrangements with the Company, and the transactions contemplated by this Agreement will not have a material adverse effect on the Company's relationship with any of its suppliers, customers, airlines or other entities with which the company does business.

                          5.11    ACCOUNTS RECEIVABLE.  Schedule 5.11 hereto is
an aging list of all of the Company's accounts receivable as of April 30, 1996. The Company's accounts receivable arose in the ordinary course of business for goods or services delivered or rendered and were recorded consistently in accordance with the Company's past practice.





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
                          5.12    PERMITS; COMPLIANCE WITH LAWS.  Neither the
Company nor the Sellers have knowledge that the Company has failed to comply with all applicable Laws or that the Company's business is and has been operated other than in compliance with all applicable Laws, or that any required reports and filings with governmental authorities have not been properly made by the Company. To the Company and the Sellers' knowledge, the Company possesses, and Schedule 5.12 sets forth a complete list of, all of the permits, licenses, authorizations and approvals required by any governmental body or instrumentality or political subdivision in connection with the conduct of the Company's business as presently conducted (collectively, the "Permits"). The execution and delivery of this Agreement, the sale of the Shares, the compliance by Sellers with all of the provisions of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any violation of any Law, or any Permit of the Company, or any rule, judgment, writ, decree or order of any court, tribunal or other governmental body or instrumentality. No consent, registration or qualification of, or filing or registration with, any person, court, or governmental agency is required for the sale of the Shares, the compliance by the Sellers with the provisions of this Agreement, the maintenance by Purchaser of any of the Permits immediately following the Closing, or the consummation of the transactions contemplated hereby.

                          5.13    EMPLOYEES.  Other than as set forth in
Schedule 5.13, the Company is not a party to or subject to any written agreement, or any oral agreement providing for any bonus, severance payment, deferred compensation, pensions, options, profit sharing or similar benefits not terminable within 30 days by and without penalty or further liability to the Company, with any employee, consultant, officer, director, agent or representative. The Company has no "Employee Benefit Plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. All obligations of the Company with respect to all of its Employees, consultants, directors, officers, agents and representatives and due on or prior to the date hereof have been paid by the Company.

                          5.14    LITIGATION.  Neither the Company nor the
Sellers have knowledge of any pending or threatened actions, suits, proceedings, claims, judgments, orders, arbitration proceedings, administrative or governmental investigations against the Company or any of its properties or assets, or, in connection with the Company's business, any of the Company's officers, directors, employees, consultants, agents or representatives.

                          5.15    BANK ACCOUNTS.  Schedule 5.15 is an accurate
and complete list showing the name of each bank, savings and loan or other financial institution in which the Company has an account, outstanding debt, credit line or safe deposit box, the





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number of each of the foregoing and the names of all persons authorized to draw thereon or to have access thereto.

                          5.16    TRANSACTIONS WITH INTERESTED PERSONS.  Except
as set forth in Schedule 5.16, there is no (a) obligation or liability incurred by the Company to either of Sellers or any of its officers, directors or shareholders, or any loans or advances made by the Company to either of Sellers or any of its officers, directors or employees, except normal compensation payable in accordance with past practice, and (b) neither of Sellers owns, directly or indirectly, any interest in, or serves as an officer or director of, any entity which has any contract, commitment or arrangement with the Company.

                          5.17    NO BROKERS.  Neither of Sellers nor the
Company have entered, directly or indirectly, into any agreement, understanding or commitment with any person or entity that provides for the payment of any commission, brokerage or "finder's fee" arising out of the transaction contemplated by this Agreement.

                          5.18    TANGIBLE PERSONAL PROPERTY.  Sellers have
caused the Company to furnish to Purchaser computer schedules showing all leasehold improvements, fixtures, machinery, equipment (including office equipment), computer hardware, vehicles, furniture and other tangible personal property used in connection with the Company's business (the "Tangible Personal Property"). To the Company's and to the Sellers' knowledge, such list is complete and accurate in all material respects. To Sellers' knowledge or except as set forth in Schedule 5.18, the Company has good and marketable title to each item of Tangible Personal Property free and clear of all Liens.

                          5.19    INVENTORY.  Sellers have caused the Company
to furnish to Purchaser a computer schedule of all inventory of the Company as of April 30, 1996. To the Company's and to the Sellers' knowledge, such list is complete and accurate in all material respects.

                          5.20    INTELLECTUAL PROPERTY.  Except for the trade
name "Express Undercar Parts Warehouse", neither the Company nor the Sellers have knowledge of tradenames, trademarks, copyrights or registrations or applications related to the foregoing or any other intellectual property rights (collectively, "Intangibles"). Neither the Company nor the Sellers have any actual knowledge of any pending or threatened claim, action or proceeding against the Company contesting the Company's right to use any Intangibles.

                          5.21    INSURANCE.  Schedule 5.21 sets forth a list
of all insurance policies maintained by or for the benefit of the Company. The Company has not received and the Sellers have no actual knowledge of any notice cancelling or threatening to





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cancel, or amending or increasing the annual or other premiums payable under any of such policies.

                          5.22    HAZARDOUS SUBSTANCES.  Neither the Company
nor the Sellers have any actual knowledge (a) of any Hazardous Materials present on any of the Leased Land or the premises or improvements located thereon, or on any property in the immediate vicinity of the Leased Lands (b) that Hazardous Materials have been disposed or otherwise released into the environment by or on behalf of the Company or its Affiliates, and (c) that any of the following items is located on the Leased Land: underground containers or vessels or water, gas or oil wells. Neither the Company nor the Sellers have actual knowledge of any receipt of any notice or other communications concerning any violation or alleged violation of any Laws relating to the protection of health and the environment (collectively "Environmental Requirements"). Neither the Company nor the Sellers have actual knowledge of the existence of any writ, injunction, decree, order or judgment outstanding, nor any pending or threatened claim, action or proceeding, relating to any alleged or suspected violation of Environmental Requirements arising out of the ownership, use or operation of the Leased Lands and the premises or improvements thereon pertaining to the property or any properties in the immediate vicinity of the Leased Lands or the operation of the Company's business. As used herein, "Hazardous Materials" shall mean any substances (including, without limitation, any asbestos, formaldehyde, radioactive substance, hydrocarbons, polychlorinated biphenyls, industrial solvents, flammables, explosives and any other hazardous substance, solid waste or toxic material) that are defined as hazardous or toxic substances under Environmental Requirements or that are known, as of the date of this Agreement, to pose a threat to or to endanger health or the environment, except for those substances that are contained within products sold by Seller at its stores, the handling, labeling and sale of which does not require a permit or other authorization from, delivery of notice to, or filing with any court, tribunal or other governmental body or instrumentality.

                          5.23    REPRESENTATIONS TRUE AT CLOSING.  All
representations by the Sellers in Sections 4 and 5 shall be true and accurate as of the date when made and shall be deemed to be made again at the Closing as of the Closing Date and shall then be true and accurate in all respects.

                 6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Sellers that:

                          6.1     BINDING AGREEMENT.  Purchaser has all
requisite corporate right, power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Purchaser and





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constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

                          6.2     PURCHASE OF SHARES NOT FOR DISTRIBUTION.  The
Shares are being purchased for investment and not with a view to distribution, it being understood that the Shares are not registered or qualified under the Securities Act, or any state law.

                          6.3     STOCK OF PURCHASER.  Purchaser has the
requisite number of shares of its Common Stock authorized and available to issue the shares to be issued by it hereunder, and to issue the shares to be issued by it pursuant to the warrants and options described in Paragraph 8.2.

                          6.4     NO CONFLICTS.  The execution and delivery of
this Agreement, the purchase of the Shares, the compliance by Purchaser with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Purchaser. This Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith have been (or upon execution will have been) authorized by Purchaser's Board of Directors, duly executed and delivered by the Purchaser and constitute (or upon execution will constitute) legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, or any of the terms or provisions of, or constitute default under, or require notice, approval, or consent under, any bond or other agreement, document or instrument to which Purchaser is a party, or to Purchaser's knowledge, any Laws or any judgment, order, writ, decree of any court, tribunal or other governmental body or instrumentality.

                          6.5     PERMITS; COMPLIANCE WITH LAWS.    To the
knowledge of Purchaser's Chief Executive Officer and Chief Financial Officer, Purchaser has complied, and continues to comply, with all applicable Laws, and the Purchaser's business is and has been operated in compliance with all applicable Laws and all required reports and filings with governmental authorities have been properly made by Purchaser. To Purchaser's knowledge, Purchaser possesses all of the Permits and approvals required by any governmental body or instrumentality or political subdivision in connection with the conduct of Purchaser's business as presently conducted. The execution and delivery of this Agreement, the purchase of the Shares, the compliance by Purchaser with all of the provisions of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any violation of any Law, or any Permit of the Purchaser, or any rule, judgment, writ, decree, or order of any court, tribunal or other governmental body or instrumentality. No consent, registration or qualification of, or filing or registration with, any person, court, or governmental agency is





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required for the purchase of the Shares, the compliance by the Purchaser with the provisions of this Agreement, or the consummation of the transactions contemplated hereby.

                          6.6     LITIGATION.   Except as set forth on Schedule
6.6, there are no material actions, suits, proceedings, claims, judgments, orders, arbitration proceedings, administrative or governmental investigations pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties or assets, or, in connection with the Purchaser's business, or any of Purchaser's officers, directors, employees, consultants, agents or representatives.

                          6.7     SECURITIES FILINGS.  Purchaser has delivered
to Seller copies of its most recent Reports on Form 10-Q, 10-K, and Proxy Statement, each of which, as of its respective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements and facts contained therein, in light of the circumstances in which they were made, not false or misleading.

                          6.8     CAPITAL STOCK.  The Purchaser has an
authorized capitalization consisting of 35,000,000 shares of common stock, $.0001 par value, and 2,500,000 shares of preferred stock, $.0001 par value, 400,000 of which are designated as Class A Preferred Stock and 550,000 of which are designated as Class B Preferred Stock. As of May 8, 1996, 16,624,344 shares of common stock and 400,000 shares of Class A Preferred Stock are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Purchaser is authorized or outstanding. There are (and at the Closing will be) no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, preemptive rights, commitments, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Purchaser, or of any options, warrants or other securities of the Purchaser.

                          6.9     FINANCIAL STATEMENTS.  Purchaser has
delivered to Sellers a balance sheet of the Purchaser as of March 31, 1996, and the related statements of operations and cash flow for the periods ended March 31 1996, and changes in financial position as of March 31, 1996, all of which Purchaser acknowledges receiving. Each of the foregoing financial statements was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Each of the foregoing financial statements was prepared in accordance with the books and records of the Purchaser and presents fairly the Purchaser's financial condition at the dates of said statements and the Purchaser's results of operations and cash flow for the period covered thereby.

                          6.10    LIABILITIES.  The Purchaser has no material
liabilities, obligations and debts of any nature, whether accrued, absolute, contingent or otherwise (collectively, the "Liabilities"), except as set forth on the face of the Balance Sheet as described in its Report on Form 10-Q for the quarter ended March 31, 1996, or as otherwise set forth in any Schedule attached to this Agreement. Any liabilities incurred since that date have been incurred in the ordinary course of the Purchaser's business as previously conducted.

                          6.11    NO ADVERSE CHANGE.  Since March 31, 1996, the
Purchaser has operated its business in the ordinary course as previously conducted, and, except for matters disclosed in Purchaser's Report on Form 10-Q for the quarter ended March 31, 1996, there has not been, and there is not threatened, any change in the Purchaser's business or other occurrence that would be materially adverse to the Purchaser's properties, assets business, or financial condition.

                          6.12    NO BROKERS.  The Purchaser has not entered,
directly or indirectly, into any agreement, understanding or commitment with any person or entity that provides for the payment of any commission, brokerage or "finder's fee" arising out of the transaction contemplated by this Agreement.

                          6.13    REPRESENTATIONS TRUE AT CLOSING.  All
representations by the Purchaser in this Section 6 shall be true and accurate as of the date when made and shall be deemed to be made again at the Closing as of the Closing Date and shall then be true and accurate in all respects.

                 7. COVENANTS AND AGREEMENTS OF SELLERS. Sellers covenant and agree as follows:

                          7.1     REPRESENTATIONS AND WARRANTIES.  Between the
date hereof and the Closing, Sellers shall not, and shall cause the Company not to, take any action which would cause any of the representations and warranties made herein or the documents or Schedules delivered to Purchaser not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                          7.2     ACCESS BY PURCHASER.  Between the date hereof
and the Closing, Sellers shall allow Purchaser and its representatives and advisers to have free and full access during normal business hours to the Company's assets, properties, premises, books and records, agreements, documents and instruments, and be given the opportunity to meet with the Company's key employees, accountants, and major suppliers and customers. Purchaser shall be furnished with such information and copies of such documents as it may reasonably request. Purchaser shall be promptly furnished with all Financial Statements of the Company that are prepared in the ordinary course of business. If, during its due diligence, Purchaser obtains actual knowledge of any breach of any representation or warranty by Sheerin, Morford, or the Company, Purchaser may elect not to purchase the Shares, but may not purchase the Shares and then make a claim against Sheerin, Morford, or the Company for losses suffered by Purchaser as a result of such breach, except to the extent that Purchaser brings such breach to Seller's attention prior to making such claim and subsequently suffers losses attributable to material facts or information relating to such breach which Seller withheld from Purchaser or misrepresented to Purchaser.

                          7.3     CONDUCT OF BUSINESS.  Between the date hereof
and the Closing, Sellers shall cause the Company to conduct its business in the ordinary course, consistent with its prior conduct, and to use its best efforts to maintain, preserve, and protect its assets and goodwill, and to maintain its business organization intact (including maintaining its present employees and preserving its present relationships with suppliers, customers, and others having business relationships with the Company). Without limiting the generality of the foregoing, Seller shall not allow the Company to (except with the prior written consent of the Purchaser) (a) purchase or commit to purchase or lease capital or fixed assets exceeding $10,000, (b) take any action which would create a Lien on any of the Company's assets or properties, (c) dispose of any interest in any of the Company's assets or properties other than sales of inventory in the ordinary course of business, consistent with past practice,
(d) in any manner pledge the credit of the Company, except in the ordinary course of business consistent with past practice, or (e) enter into any lease, agreement, instrument, commitment or arrangement with any Affiliate. Further, between the date hereof and the Closing, Sellers shall cause the Company to (a) in a timely manner make all payments due under and otherwise perform in all material respects all of the obligations under all Leases, Contracts, Permits and Intangibles in accordance with their respective terms, and not cancel, amend, modify, abandon, extend or renew any of the same, or permit any of the same to lapse; (b) maintain the Tangible Personal Property and the improvements and premises on the Leased Lands in their current condition, ordinary wear and tear excepted, and in accordance with past practice; and (c) to comply in all material respects with and fulfill its obligations and responsibilities under all Laws. Sellers shall cooperate with Purchaser in the collection of accounts receivable from periods through the Closing due and payable following the Closing.

                          7.4     MAINTENANCE OF INSURANCE.  Sellers shall
cause the Company to continue to carry its existing insurance through the date of Closing and to provide whatever information is needed to enable Purchaser, at its option, to obtain new insurance coverage.

                          7.5     SUPPLEMENTS.  Sellers shall, within two
business days after they occur, inform Purchaser of all material developments, whether favorable or adverse, relating to the Company's business, properties or financial condition. If any representation, warranty or statement made herein, or any Schedule delivered to Purchaser, shall be or become incorrect, Sellers shall promptly deliver to Purchaser a supplement in order that said representation, warranty, statement or Schedule, as so supplemented, shall be true and correct.

                          7.6     CORPORATE MATTERS.  Between the date hereof
and the Closing, Sellers shall cause the Company not to (a) amend its Articles of Incorporation or Bylaws; (b) issue any shares of stock; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which shares may be authorized or issued; or (d) declare or pay any dividend or distribution on any securities of the Company.

                          7.7     EMPLOYEES AND COMPENSATION.  Between the date
hereof and the Closing, Sellers shall cause the Company not to, and not to agree to do any of the following: (a) Make or commit to make any change in compensation payable or to become payable to any officer, director, employee, consultant, sales agent or representative; (b) pay any benefits to any officer, director, employee, sale agent or representative under any bonus plan, Employee Benefit Plan or other agreement; (c) negotiate or enter into any employment agreement, or (d) hire or fire any employees, consultants or agents or representatives except in the ordinary course of business, consistent with past practice.

                          7.8     NEW TRANSACTIONS.  Between the date hereof
and the Closing, Sellers shall cause the Company not to, without Purchaser's written consent, do or agree to do any of the following: (a) Enter into any contract, commitment or transaction not in the usual and ordinary course of business; or (b) enter into any contract, commitment or transaction in the ordinary and usual course of business involving an amount exceeding $10,000 individually or $20,000 in the aggregate.

                          7.9     NO NEGOTIATIONS.  Sellers shall not, through
May 31, 1996, negotiate with, or make any agreement, proposal, or commitment with or to any other party concerning the sale or disposition of the Shares or the business of the Company.

                          7.10    EXISTING AGREEMENTS.  Between the date hereof
and the Closing, Sellers shall cause the Company not to modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of these acts.

                          7.11    RESIGNATIONS OF SELLERS.  At the Closing,
Sellers shall deliver to the Company, in form acceptable to Purchaser, each of their resignations as employees, officers, and directors of the Company, as applicable, effective as of the Closing Date.

                          7.12    COVENANT NOT TO COMPETE.  The parties
acknowledge that the Company carries on its business throughout the United States. For a period of three (3) years after the Closing, Sheerin agrees that he will not, without the prior written consent of Purchaser in (a) the counties in which the Company's stores are located and any adjacent county thereto, and
(b) any county where Purchaser presently operates stores and any adjacent county thereto by or for himself or as the employee or other agent of or for another or through others as his employees or agents, own (other than stock in Purchaser and passive ownership of up to 2% of the stock in any other public company), manage, operate, join, control, be employed by or participate in the ownership, management, control or operation of or be connected with, in any way, any business which "competes" with the business of Purchaser. For purposes of this Agreement, a business shall be deemed to "compete" with the business of Purchaser if it is in the retail or wholesale automotive parts supply business. It is expressly recognized and agreed that any breach of this paragraph will cause irreparable harm to Purchaser which cannot be fully compensable by damages, so that, in addition to any and all of the rights and remedies available to Purchaser by operation of law, in the event of breach of this covenant, Purchaser shall be entitled to injunctive relief enjoining or restraining whatever violation may have occurred or be occurring. It is expressly agreed that if any provision of this paragraph is determined by a court of competent jurisdiction to be unenforceable, such court shall limit the scope or duration of such provision and enforce any lesser restriction or restrictions determined by it to be reasonable.

                 8.       COVENANTS AND AGREEMENTS OF PURCHASER.

                          8.1     INVENTORY.  Purchaser shall, for 2 years from
the Closing, purchase as much of its inventory from Standard Motor Products, Inc. -- EIS Brake Division as is required by that company's agreement with the Company or the Sellers.

                          8.2     WARRANTS AND OPTIONS.  Purchaser shall make
the following adjustments to the below listed warrants and options to purchase shares of Purchaser's common stock effective on the Closing:

========================================================================================
                             Warrants/                          Existing        Adjusted
Name                          Options          Quantity           Price          Price
----------------------------------------------------------------------------------------
Allen J. Sheerin              Class D           312,500           $3.50          $2.50
                              Warrants
----------------------------------------------------------------------------------------
Patsy Bennitt                 Class D            25,000           $3.50          $2.50
                              Warrants
----------------------------------------------------------------------------------------
Bryan Morford                 Class D            12,500           $3.50          $2.50
                              Warrants
----------------------------------------------------------------------------------------
Allen J. Sheerin              Class C            50,000           $2.50          $2.50
                              Warrants

----------------------------------------------------------------------------------------
Allen J. Sheerin            Option Dated        150,000           $4.41          $3.00

                              --------
----------------------------------------------------------------------------------------
Allen J. Sheerin            Option Dated         20,000           $5.00          $3.00

                              --------
========================================================================================

The exercise period of the above listed warrants and options by each person stated above or his heirs, affiliates or assigns shall be extended to (if they expire before) June 30, 1998.

                          8.3     REGISTRATION RIGHTS.  Sellers shall have
demand registration rights to compel a registration by Purchaser as to the shares of Purchaser's stock being acquired by Sellers under Paragraph 2.3 hereof 18 months after the Closing Date. Sellers shall also have "piggyback" registration rights as to any other registration by Purchaser of Purchaser's stock. At the Closing, the parties shall enter into a Registration Rights Agreement in connection with the registration rights granted to Sellers hereunder.

                          8.4     ADDITIONAL CONSIDERATIONS.  At the Closing,
Purchaser shall sell, transfer, deliver and convey to Sheerin a sufficient number of shares of Purchaser (valued at the average between the closing offer and bid prices one trading day before the Closing Date less twenty percent (20%) to equal a market value of $17,500.

                          8.5     AVAILABILITY OF PURCHASER'S STOCK.  Purchaser
shall reserve a sufficient number of shares of its stock to issue shares to Sellers as described in Paragraph 2.2 and to allow for issuance of shares upon exercise of the warrants and options described in Paragraph 8.2.

                          8.6     STATUS REPORT ON LAWSUITS.  Within five days
prior to the Closing, Purchaser shall deliver to Sellers an accurate report by its litigation counsel describing the status of James P. Delano, et al. v. Reddi Brake Supply Corporation, et al. (U.S. District Court for the Central District of California) and Thomas M. Jeffrey and Debra A. Jeffrey v. Reddi Brake Supply Corp., et al. (Superior Court of Maricopa County, Arizona), and any other material lawsuit filed or otherwise pending against Purchaser, and such report shall include an analysis of settlement possibilities and amounts, including a discussion of whether such amounts are anticipated to be covered by insurance. Each of Sellers hereby agrees to maintain all information given to them by Purchaser concerning such lawsuits in the strictest confidence, and shall not disclose any such information to any other person or entity for any purpose whatsoever and shall not acquire or dispose of any securities of Purchaser, except for the shares of Common Stock being issued to Sellers pursuant to Paragraph 2.2 hereof, in reliance on or as a result of obtaining any such information.

                          8.7     REPAYMENT OF AMBANK LOAN.  On or before the
Closing Date, Purchaser shall have paid any and all amounts due to American Bank of Commerce by Company and by Express Undercar Parts Warehouse, Inc., California.

                 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent waived by Purchaser in writing, and Sellers shall use their best efforts to cause such conditions to be fulfilled:

                          9.1     REPRESENTATIONS AND WARRANTIES.  Each of the
representations and warranties of Sellers of the Company in this Agreement (including the Schedules hereto), shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                          9.2     PERFORMANCE BY SELLERS.  Sellers shall have
performed and complied with all agreements, covenants, and conditions required herein to be performed or complied with by them on or before the Closing.

                          9.3     CONSENTS.  On or before the Closing, Sellers
shall have delivered to Purchaser all required consents, approvals, or waivers from regulatory authorities and third parties, if any are required for the execution, delivery, and performance of Sellers' obligations hereunder or for the Company's continued maintenance of all Permits, Intangibles, Leases, and Contracts after the Closing.

                          9.4     LITIGATION.  No action, suit or proceeding
shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against Purchaser, the Company, or Sellers seeking to restrain or prohibit the transactions contemplated herein, and no claim or demand shall have been made against Purchaser or the Company to obtain damages or other relief in connection with the consummation of the transactions contemplated herein.

                          9.5     RESIGNATIONS.  Sellers shall have delivered
to Purchaser the written resignations described in Paragraph 7.11.

                          9.6     GOOD STANDING AND OTHER CERTIFICATES.
Sellers shall have delivered to the Purchaser a Good Standing Certificate from the Nevada Secretary of State for the Company, dated no earlier than ten (10) days prior to the Closing Date. Each of Sellers and the Company shall have delivered to Purchaser written certification that the conditions set forth in Paragraphs 9.1 and 9.2 have been fulfilled.

                          9.7     STOCK CERTIFICATES.  Sheerin and Morford
shall each have delivered to Purchaser the share certificate(s) evidencing each's respective ownership of his Shares duly endorsed in blank for transfer, or accompanied by a Stock Assignment Separate From Certificate duly endorsed in blank for transfer.

                          9.8     COMPLETION OF DUE DILIGENCE.  Purchaser shall
have completed its due diligence investigation of the Company, and be satisfied with the financial, operating, and business affairs and prospects of the Company.

                          9.9     AUDITABLE FINANCIAL STATEMENTS.  If
Purchaser's public accountants, KPMG Peat Marwick, LLP, determine that the Financial Statements of the Company must be audited for purposes of Purchaser's compliance with federal securities laws, then such accountants must further determine that such Financial Statements are auditable within the requisite time period and at a price reasonably satisfactory to Purchaser.

                          9.10    NO ADVERSE CHANGE.  There shall not have
occurred between the date hereof and the Closing Date any material adverse change in the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company.

                          9.11    SPOUSAL CONSENTS.  Morford's spouse and
Sheerin's spouse shall have consented in writing to the sale of Morford's shares and Sheerin's shares respectively, in a form reasonably satisfactory to Purchaser ("the Spousal Consents").

                 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent waived by the Sellers in writing, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

                          10.1    REPRESENTATIONS AND WARRANTIES.  Each of the
representations and warranties of Purchaser in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                          10.2    PERFORMANCE BY PURCHASER.  Purchaser shall
have performed and complied with all agreements, covenants, and conditions required herein to be performed or complied with by him on or before the Closing.

                          10.3    LITIGATION.  No action, suit or proceeding
shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against Purchaser, the Company, or Sellers seeking to restrain or prohibit or to obtain damages or other relief, in connection with the consummation of the transactions contemplated herein. Sellers shall be satisfied with the report from Purchaser's counsel regarding the class action lawsuit and broker lawsuit.

                          10.4    WRITTEN CERTIFICATION.  Purchaser shall have
delivered to Sellers written certification that the conditions set forth in Paragraphs 10.1 and 10.2 have been fulfilled.

                          10.5    NO ADVERSE CHANGE.  There shall not have
occurred between the date hereof and the Closing Date any material adverse changes in the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Purchaser.

                          10.6    STATUS REPORT.   Sellers shall be satisfied
with the status report rendered pursuant to Section 8.6 above.

                 11.      CLOSING OBLIGATIONS.

                          11.1    DELIVERIES OF SELLERS.  At the Closing,
Sellers shall deliver, or shall cause to be delivered, to Purchaser the following:

                                  (a)      Certificates representing the
Shares, registered in the name of Sheerin and Morford, as to each of their respective Shares, duly endorsed in blank for transfer or accompanied by a Stock Assignment Separate From Certificate duly endorsed in blank for transfer, together with all such other documents as may be required to affect a valid transfer of the Shares, free and clear of any and all liens, encumbrances, charges or claims.

                                  (b)      Executed copies of the governmental
and third party consents, approvals, or waivers, if any, required to consummate the transactions described herein.

                                  (c)      The written resignations described
in Paragraph 7.11.

                                  (d)      An executed copy of the Registration
Rights Agreement, and Escrow Agreement.

                                  (e)      The Spousal Consents.

                          11.2    DELIVERIES OF PURCHASER.  At the Closing,
Purchaser shall deliver or cause to be delivered to Sellers the following:

                                  (a)      Stock certificates for the shares of
Purchaser's Common Stock issuable to Sheerin under Paragraph 2.2 hereof in 100,000 increments (or any fraction thereof, as appropriate) and to Morford under Paragraph 2.2 hereof in 20,000 increments (or any fraction thereof, as appropriate).

                                  (b)      Amendments to the options and
warrants, as described in Paragraph 8.2.

                                  (c)      Payment of the attorneys' fees and
costs.

                                  (d)      Resolutions of Board of Directors of
Purchaser approving the transaction.

                                  (e)      An executed copy of the Registration
Rights Agreement, and Escrow Agreement.

                 12.      ESCROW; INDEMNIFICATION.

                          12.1    ESCROW.  At the Closing, Sellers shall
deposit with an escrow agent a sufficient number of shares of Purchaser's stock (valued at $1.63 per Share) to equal a market value of $125,000 (the "Escrow"). Six months after the Closing Date, such number of shares shall be adjusted based on the average between the closing offer and bid prices on such date (the "Six Month Adjustment"); provided, however, that any number of shares subject to a claim made by Purchaser prior to the Six Month Adjustment shall not be so adjusted. The Escrow shall be maintained for a period of one year (the "Escrow Period") from the earlier of the Closing Date of that certain purchase and sale agreement by and between Purchaser and Sheerin for Purchaser's purchase of Sheerin's stock in Express Undercar Parts Warehouse, Inc., California (the "California Agreement") and June 30, 1996.

                          12.2  INDEMNIFICATION.  Subject to the terms of this
Paragraph 12.2, Sellers, jointly and severally, shall indemnify and hold harmless Purchaser, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, (collectively, "Losses") arising out of or in connection with any misrepresentation or breach of any warranty, representation, covenant or agreement made by either Seller in this Agreement. If Purchaser determines that it is entitled to indemnification for Losses, Purchaser shall give prompt written notice to Sellers of each claim (a "Claimed Loss") for a Loss specifying the amount and nature of such claim, and of any matter which in the opinion of Purchaser is likely to give rise to claim for a Loss. Purchaser's notice of Claimed Loss shall include its estimate of its fees and expenses, including without limitation reasonable attorney's fees and disbursements, in any claim or legal proceeding related thereto, subject to adjustment once the claim or legal proceeding has concluded and Purchaser's actual fees and expenses are known. Sellers, within twenty (20) days after Purchaser has given such notice, shall respond in writing, either acknowledging their obligation for such Claimed Loss or denying such obligation. If Sellers acknowledge such obligation, Purchaser may withdraw from the Escrow a number of shares (valued as set forth above) equal to the amount of the Claimed Loss, to the maximum amount then remaining in the Escrow. If Sellers deny such obligation for a Claimed Loss, Sellers and Purchaser shall proceed to arbitration pursuant to paragraph 12.3. If either or both of Sellers are found by the arbitration provided for below (or by any other body which can make a final determination) to be liable, in whole or in part, for a Claimed Loss, Purchaser may withdraw from the Escrow a number of shares equal to the amount of the Claimed Loss, to the maximum amount then remaining in the Escrow, and shall, in addition thereto, be entitled to cash payment or reimbursement by Sellers, jointly and severally, of Purchaser's reasonable attorneys' fees and costs (provided that if the Loss awarded is only part of that Claim, any payment for attorneys' fees and costs shall be proportionate thereto). The Escrow is being established to protect Purchaser against all Claimed Losses and Purchaser may resort to the Escrow established hereunder in such event. The maximum liability of Sellers for any and all Losses under this Agreement, in the aggregate, shall be the amount of the Escrow, and except as provided in Section 7.12 above, Purchaser shall have no other recourse against Sellers hereunder. Any claim by Purchaser for a Loss under this Agreement must be filed by the end of the Escrow Period. With respect to any Claimed Loss which has been asserted hereunder that is pending or unresolved at the end of the Escrow Period, the number of shares subject to such Claimed Loss shall remain in the Escrow, and the Escrow Period shall be extended until the matter relating to such Claimed Loss has been terminated or otherwise resolved. If no claims have been filed by the end of the Escrow Period, the shares held in Escrow shall automatically, and without need for further action or approval by Purchaser, be delivered to Sellers. The parties shall enter into an escrow agreement with the escrow holder incorporating the terms of this Agreement.

                          12.3    ARBITRATION.  If Sellers deny any obligation
for a Claimed Loss as described in Section 12.2 above, a determination of whether a Loss exists shall be made by a three-person panel of arbitrators designated according to the rules of the American Arbitration Association. The arbitration procedure shall be governed according to the rules of the American Arbitration Association.

                          12.4    INDEMNIFICATION BY PURCHASER.  Purchaser
shall indemnify, defend, and hold harmless Sellers, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any misrepresentation or breach of any warranty, representation, covenant or agreement made by Purchaser in this Agreement.

                          12.5    INDEMNIFICATION PROCEDURE.  If Sellers seek
indemnification under 12.4 hereof, Seller shall give prompt written notice to Purchaser of each claim for indemnification hereunder, specifying the amount and nature of the claim, and of any matter which in the opinion of the Sellers is likely to give rise to an indemnification claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding brought by, or which the Sellers reasonably believe is likely to be brought by, a third party, such notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Purchaser, within ten (10) days after the Sellers has given such notice (or within such shorter period of time as an answer or responsive motion may be required), shall acknowledge in writing its obligation to indemnify. Purchaser shall then have the right to control, at its sole cost and expense, the defense of such claim or proceeding, with counsel reasonably satisfactory to the Sellers. The Sellers shall not settle or compromise such claim or proceeding without the written consent of the Purchaser, which consent shall not unreasonably be withheld or delayed. The Sellers may in any event participate in any such defense with its own counsel and at its own expense. Each of the parties hereto shall cooperate in the defense of any claim and shall provide the other with access to records as may reasonably be required.

                          Notwithstanding the foregoing, the rights of Sellers
to be indemnified hereunder shall not be adversely affected by the Sellers' failure to give notice in accordance with the foregoing unless and only to the extent that the Purchaser is materially prejudiced by such failure.

                          If the Purchaser, within twenty (20) days of receipt
of notice of a claim (or within such shorter time as may be required for an answer or responsive motion), fails to assume the defense, the Sellers shall have the right to undertake the defense, compromise or settlement on behalf of and for the account and risk of the Purchaser.

                          12.6    SURVIVAL OF INDEMNIFICATION.  The
indemnifications contained in Section 12.4 shall survive for one year after the Closing. Any matter as to which a claim has been asserted hereunder that is pending or unresolved at the end of such period shall continue to be covered by this indemnification until finally terminated or otherwise resolved.

                 13. TERMINATION. This Agreement may be terminated prior to the Closing:

                          (a)     By written agreement of the parties hereto;

                          (b)     Automatically, without further action by any
party, if the Closing shall not have occurred on or before May 31, 1996 or such later date, if any, to which Purchaser and Sellers shall agree in writing;

                          (c)     By Purchaser or Sellers if a condition to
their respective obligations to consummate the transactions contemplated hereby has not been met by the Closing Date; or

                          (d)     By Purchaser if, in the course of its due
diligence review, it discovers information which Purchaser believes has a material adverse effect on or relating to the value, business, properties, financial condition, prospects, liabilities or obligations of the Company; or

                          (e)     By Sellers, if in the course (i) of their due
diligence review, Sellers discover information which Sellers believe has a material adverse effect on or relating to the value, business, properties, financial condition, prospects, liabilities or obligations of the Purchaser, or
(ii) they are not satisfied with the status report it receives pursuant to paragraph 8.6.

                 14.      MISCELLANEOUS.

                          14.1    SURVIVAL.  All representations, warranties,
indemnities, covenants, and agreements made by the parties in connection with the transaction described herein shall survive the Closing for a period of one year after the Closing, provided, however, that any matter as to which an indemnification claim has been asserted under Paragraph 12 that is pending or unresolved at the end of such period shall continue to be covered by such indemnification until finally terminated or otherwise resolved.

                          14.2    FURTHER ASSURANCES.  The parties shall
cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

                          14.3    NOTICES.  All notices or other communications
in connection with this Agreement shall be in writing and shall be considered given when personally delivered or five (5) days after mailing when mailed by registered or certified mail, postage prepaid, return receipt requested, or upon receipt when sent via commercial courier or facsimile (with telephonic or electronic confirmation of receipt) directed, as follows:

                 If to Purchaser:

                          Reddi Brake Supply Corporation
                          1376 Walter Street
                          Ventura, CA 93003
                          Attention:       S. Gerald Birin
                                           Executive Vice President

                 With a copy to:

                          Ervin, Cohen & Jessup
                          9401 Wilshire Boulevard, Ninth Floor
                          Beverly Hills, CA 90212
                          Attention:       Kenneth A. Luer, Esq.

                 If to Sellers:

                          If to Sheerin to:

                                  Mr. Allen Jim Sheerin
                                  2657 Windmill Parkway
                                  Henderson, Nevada  89014

                          With a copy to:

                                  Alschuler, Grossman & Pines
                                  2049 Century Park East, 39th Floor
                                  Los Angeles, California  90067
                                  Attention:  Gerald B. Kagan, Esq.

                          If to Morford to:

                                  Mr. Bryan Morford
                                  2001 Sedona Path Way
                                  Las Vegas, NV  89128

                          With a copy to:

                                  Schreck, Jones, Bernhard, Woloson & Godfrey
                                  600 E. Charleston Blvd.
                                  Las Vegas, NV  89104
                                  Attention:  Kenneth A. Woloson, Esq.

The above addresses may be changed by notice given in accordance with this Paragraph.

                          14.4    ENTIRE AGREEMENT.  This Agreement (which
includes the Schedules and Exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter (except for the matters to be covered by the Registration Rights Agreement, the Escrow Agreement and the Covenant Not to Compete) and supersedes any and all prior understandings and agreements. This Agreement may be amended, supplemented, or changed, and any provision hereof may be waived, only by a written instrument signed by both parties.

                          14.5    SUCCESSORS.  The rights under this Agreement
shall not be assignable nor the duties delegable by Purchaser or Sellers without the written consent of the other, provided, however, that Purchaser shall have the right to transfer the assets or stock of the Company to, or merge the Company with and into, Purchaser's wholly-owned subsidiary, Reddi Brake Supply Company, Inc., a California corporation. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

                          14.6    PARAGRAPH HEADINGS.  The paragraph headings
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                          14.7    SEVERABILITY.  If any provision of this
Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                          14.8    GOVERNING LAW.  This Agreement shall be
governed by and construed and interpreted in accordance with the laws of the State of California.

                          14.9    COUNTERPARTS.  This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                          14.10   ATTORNEYS' FEES.  In the event that any party
shall bring an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the transaction contemplated hereby, the prevailing party in such action, as may be determined by the court or other tribunal having jurisdiction, shall be entitled to recover from the losing party in such action all actual costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the court or other tribunal having jurisdiction of such action.


                 EXECUTED as of the date first above written.


                                  PURCHASER:
                                  ---------

                                  Reddi Brake Supply Corporation


                                  By:
                                      ---------------------------------------
                                           S. Gerald Birin
                                           Executive Vice President and CFO



                                  By:
                                      ---------------------------------------

                                  Title:
                                         ------------------------------------


                                  SELLERS:
                                  -------




                                  -------------------------------------------
                                  Allen J. Sheerin




                                  -------------------------------------------
                                  Bryan Morford